UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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California Water Service Group

(Name of Registrant as Specified In Its Charter)

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April 12, 2007

Dear Fellow Shareholder:

Attached for your information are updated pages from our proxy statement that was mailed to you on March 20, 2007. The first table included herein, Summary Compensation, was modified so the total (column J) is correctly computed. The second table included herein, Director Compensation, was modified so the total (column H) is correctly computed. Lastly, the section “Relationship with Independent Registered Public Accounting Firm,” was modified to reflect accrued audit fee’s (versus paid) for the annual audit and it separately discloses fees associated with the Company’s registration statement and stock offering during 2006.

This information is being provided to supplement and correct our annual proxy statement dated March 20, 2007. In the event you want to change or revoke your vote or any proxy that you have granted, please refer to the proxy statement for instructions.

Sincerely,

Lynne P. McGhee
Acting Corporate Secretary

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and the four most highly compensated executive officers of the Group for the fiscal year ended December 31, 2006.

									(h)
									Change in Pension
									Value and
								(g)	Nonqualified
								Non-Equity	Deferred		(i)
(a)			(c)		(d)	(e)	(f)	Incentive Plan	Compensation		All Other	(j)
Name and Principal	(b)		Salary		Bonus	Stock Awards	Option Grants	Compensation	Earnings		Compensation	Total
Position	Year		($)		($)(1)	($)(2)	($)(2)	($)	($)(3)		($)(4)	($)

Peter C. Nelson	2006		$676,500	(5)	0	$14,749	$22,081	0	$522,752		$27,274	$1,263,356
President and Chief Executive Officer

Robert W. Foy	2006		$344,500	(6)	0	$8,780	$13,246	0	$2,322	(7)	$26,248	$395,096
Chairman of the Board

Martin A. Kropelnicki	2006	(8)	$219,232	(9)	0	$1,998	$3,301	0	$37,534		$15,342	$277,407
Vice President, Chief Financial Officer and Treasurer

Francis S. Ferraro	2006		$295,000	(10)	0	$2,850	$4,410	0	$185,598		$18,330	$506,188
Vice President, Regulatory Matters and Corporate Relations

Robert R. Guzzetta	2006		$245,000	(11)	0	$2,850	$4,410	0	$88,045		$11,305	$351,610
Vice President, Operations

(1)	The executive officers were not entitled to receive payments which would be characterized as “bonus” payments for the fiscal year ended December 31, 2006.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

(3)	Amounts in this column reflect the actuarial increase in the present value of the executive officer’s benefits under the Group’s pension plan determined using interest rate and mortality rate assumptions consistent with those used in the Group’s financial statements and includes amounts which the executive officers may not currently be entitled to receive because such amounts are not vested.

(4)	All other compensation is comprised of 401(k) matching contributions made by Group on behalf of the executive officer and the personal use of company-provided cars. The value attributable to personal use of company-provided cars are included as compensation on the W-2 of each executive officer who receives such benefits. Each such officer is responsible for paying income tax on such amount.

(5)	For 2007, the Organization and Compensation Committee recommended and the board approved a $735,000 annual salary for Mr. Nelson as well as the issuance of 1,650 shares of restricted stock and 8,140 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(6)	For 2007, the Organization and Compensation Committee recommended and the board approved a $360,500 annual salary for Mr. Foy. The Organization and Compensation Committee awarded the issuance of 665 shares of restricted stock consistent with provisions of stock grants to non-employee directors. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results.

(7)	Includes a $2,322 change in Mr. Foy’s pension he received as a director of Group.

(8)	Mr. Kropelnicki commenced employment with California Water Service Group on March 13, 2006.

(9)	For 2007, the Organization and Compensation Committee recommended and the board approved a $315,000 annual salary for Mr. Kropelnicki, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(10)	For 2007, the Organization and Compensation Committee recommended and the board approved a $315,000 annual salary for Mr. Ferraro, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

(11)	For 2007, the Organization and Compensation Committee recommended and the board approved a $262,000 annual salary for Mr. Guzzetta, as well as the issuance of 400 shares of restricted stock and 2,000 shares of stock appreciation rights. Such equity was granted on the close of business on March 6, 2007, four business days after the release of year-end results. The restricted stock vests ratably over 48 months, and the stock appreciation rights have a 10-year term and vest ratably over 48 months.

Director Compensation
For Fiscal Year Ended 2006

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or Paid			Incentive Plan	Compensation	All Other
	in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Douglas M. Brown	$61,000	$23,491	0	0	$13,848	0	$98,339
Lead director
Edward D. Harris, Jr., M.D.	$52,004	$23,491	0	0	$2,905	0	$78,400
Bonnie G. Hill	$47,504	$23,491	0	0	$11,317	0	$82,312
David N. Kennedy	$50,504	$23,491	0	0	$15,504	0	$89,499
Richard P. Magnuson	$65,504	$23,491	0	0	$2,233	0	$91,228
Linda R. Meier	$53,504	$23,491	0	0	$1,610	0	$78,605
George A. Vera	$68,000	$23,491	0	0	$10,812	0	$102,303

(1)	In 2006, each director received an annual retainer of $23,500. The Audit Committee Chair, Mr. Vera, is paid an additional retainer of $8,500.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 of Group’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

(3)	Increase in present value of accumulated benefit in 2006. Change in pension value for directors also includes any change in Senior Executive Retirement Plan (SERP) benefit for 2006.

(4)	Any current director who retires after serving on the Board for a total of five or more years will receive a retirement benefit equivalent to $22,000 per year. This benefit will be paid for the number of years the director served on the Board, up to 10 years. Retirement benefit payments will be made monthly at the same time as retainer payments are made to active directors. In December 2005, the Director Retirement Plan was cancelled for future directors. No amounts were paid to directors under this program in fiscal 2006.

RELATIONSHIP WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as the Group’s independent registered public accounting firm for the year ending December 31, 2007. The Committee’s selection of KPMG LLP as independent registered public accounting firm is submitted for ratification by vote of the stockholders at their Annual Meeting.

Category of Services	2005	2006

Audit Fees(1)	$861,000	$763,500
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
Subtotal	$861,000	$763,500
All Other Fees(4)	$0	$143,000

(1)	The audit services included audits of California Water Service Group and California Water Service Company annual financial statements for the year ended December 31, 2005 and 2006, and quarterly reviews of the Group’s interim financial statements. Included for the year ended December 31, 2006, fees are related to the audit of management’s assessment of internal control over financial reporting and an audit of the effectiveness of internal control over financial reporting.

(2)	Services include assurance and related services by the auditor that are reasonably related to the performance of the audit or review of the Group’s financial statements and are not reported under “Audit Fees.”

(3)	Services include tax compliance, tax advice, and tax planning.

(4)	Services include other services (and products) provided by the independent registered public accounting firm, other than the services reported above in this table. For 2006, it includes fees paid for work associated with the company’s filing of a registration statement and stock offering.

Fees reported in the above table relate to that fiscal year and were incurred either during the fiscal year or in the quarter following the fiscal year end.

All non-audit services provided by the independent registered public accounting firm are subject to preapproval by the Audit Committee, as described in the Audit Committee Charter, which is available on the Group’s website at http://www.calwatergroup.com.